Exhibit 21.1
Subsidiaries of Xylem Inc.
The following is a list of the subsidiaries that Xylem Inc. will have immediately after the completion of the spin-off.

Name	Jurisdiction

138197 CANADA LTD.	Canada
3099415 CANADA INC.	Canada
Aanderaa Data Instruments AS	Norway
Aanderaa Data Instruments Espana S.L.	Spain
AGJ Holding AB (f/k/a SAGRI AB)	Sweden
Anadolu Flygt Pompa Pazarlama Ve Ticaret AS	Turkey
Arrow Rental Limited	Ireland
ASE AS	Norway
Bellingham & Stanley Ltd.	United Kingdom
Bombas Flygt de Venezuela	Venezuela
Brightbanner Limited	United Kingdom
BS Pumps Limited	United Kingdom
Cleghorn Waring & Co. (Pumps) Ltd.	United Kingdom
CMS Research Corporation	Alabama
Design Analysis Associates	Utah
EBRO Electronics GmbH	Germany
Evolutionary Concepts Inc.	California
Faradyne Motors (Suzhou) Co. Ltd	China
Faradyne Motors LLC	Delaware
Flow Control LLC	Delaware
Flowtronex PSI, LLC (f/k/a Flowtronex PSI, Inc.)	Nevada
Fluid Handling, LLC	Delaware
Flygt Australia PTY LTD.	Australia
Flygt Lowara India PVT. LTD.	India
Flygt Lowara Italia S.R.L.	Italy
Flygt Lowara Switzerland GmbH	Switzerland
Flygt Vattenovervakning AB	Sweden
Global Water Instrumentation, Inc.	California
Godwin Holdings Ltd.	United Kingdom
Godwin Pumps Ltd.	United Kingdom
Godwin Pumps of America, Inc.	New Jersey
Goulds Pumps (Philippines), Inc.	Phillipines
Grindex AB	Sweden
Grindex Pumps LLC	Delaware
ITT (Nanjing) Co. LTD	China
ITT (Shanghai) Trading Co., Ltd.	China
ITT Analytics Deutschland GmbH	Germany
ITT Austria Gmbh	Austria
Xylem Brasil Solucoes para Agua Ltda	Brazil
ITT Canada Company	Canada
ITT Canada Investments Company	Canada
ITT Colombia LtdA.	Colombia

Name	Jurisdiction

ITT Control Systems AB	Sweden
ITT Flow Control Limited	United Kingdom
ITT Fluid Technology International (Australia) PTY Ltd.	Australia
ITT Flygt (Hong Kong) Limited	Hong Kong
ITT Flygt Argentina S.A.	Argentina
ITT Flygt Ltd.	United Kingdom
ITT Flygt s.r.l.	Italy
ITT France SAS	France
ITT Germany GmbH (f/k/a Enidine GmbH)	Germany
ITT Holding France SAS (f/k/a ITT France)	France
ITT Hong Kong Limited	Hong Kong
ITT Industriebeteiligungsgesellschaft GmbH	Germany
ITT Industries Holdings SARL	Luxembourg
ITT Industries Luxembourg SARL	Luxembourg
ITT Industries Management GmbH	Germany
ITT Industries of Canada LP	Canada
ITT Industries SARL	Luxembourg
ITT Industries UK Holdings Ltd.	United Kingdom
ITT International SARL	Luxembourg
ITT Irigation SRL	Romania
ITT Jabsco Ltd.	United Kingdom
ITT Laing Thermotech, Inc.	California
ITT Lowara Deutschland GmbH	Germany
ITT Lowara Hungary KFT.	Hungary
ITT Lowara Pump Corporation	Japan
ITT Norge AS	Norway
Water Process Limited	United Kingdom
ITT PCI Membranes Sp. Z.o.o.	Poland
ITT Portugal, Unipessoa Lda	ITT Portugal
ITT Pure-Flo Solutions AB	Sweden
ITT Sanitaire Limited	United Kingdom
ITT Suomi OY	Finland
ITT Sweden AB (f/k/a ITT Industries Holdings AB)	Sweden
ITT Water & Wastewater AB (f/k/a ITT Flygt AB, ITT Flygt Aktiebolag, Flygt Aktiebolag, Stenberg-Flygt Aktiebolag, Lindas gjuteri och formfabriksaktiebolag, Flygt Overseas, Flygt International, ITT Flygt Pumpar, ITT Flygt Products, Pumpservice I Malmfalten)
Sweden
ITT Water & Wastewater Alphen B.V.	Netherlands
ITT Water & Wastewater Australia Limited	Australia
ITT Water & Wastewater Belgium BVBA	Belgium
ITT Water & Wastewater Chile SA	Chile
ITT Water & Wastewater Denmark ApS	Denmark
ITT Water & Wastewater Deutschland GmbH	Germany
ITT Water & Wastewater Espana SA	Spain
ITT Water & Wastewater Florida LLC	Delaware
ITT Water & Wastewater Herford GmbH	Germany

Name	Jurisdiction

ITT Water & Wastewater Hong Kong Limited	Hong Kong
ITT Water & Wastewater Hungary KFT (f/k/a ITT Flygt Kft. (Hungary))	Hungary
ITT Water & Wastewater Indiana LLC	Delaware
ITT Water & Wastewater Ireland Ltd. (f/k/a ITT Flyght Ltd. (Ireland))	Ireland
ITT Water & Wastewater Italia s.r.l.	Italy
ITT Water & Wastewater Korea Co., Ltd.	Korea
ITT Water & Wastewater Leopold, LLC (f/k/a ITT Water & Wastewater Leopold, Inc.)	Delaware
ITT Water & Wastewater Lituanica	Lithuania
ITT Water & Wastewater Malaysia SDN BHD (f/k/a Sam McCoy Engineering (Malaysia) and Sam McCoy Manufacturing Sdn Bhd)	Malaysia
ITT Water & Wastewater Mexico S. de R.L. de C.V.	Mexico
ITT Water & Wastewater Nederland BV (ITT Flygt B.V. (Netherlands))	Netherlands
ITT Water & Wastewater New Zealand Limited (f/k/a ITT Flygt Ltd. (New Zealand))	New Zealand
ITT Water & Wastewater Panama s.r.l.	Panama
ITT Water & Wastewater Peru S.A.	Peru
ITT Water & Wastewater Polska SP.Z.O.O. (f/k/a ITT Flygt Sp. Z.o.o. (Poland))	Poland
ITT Water & Wastewater Projects Limited	United Kingdom
ITT Water & Wastewater Singapore PTE Ltd. (f/k/a Sam McCoy Engineering (Singapore))	Singapore
ITT Water & Wastewater South Africa (PTY) Ltd. (f/k/a ITT Flygt (PTY) Ltd.)	Delaware
ITT Water & Wastewater Treatment (Shenyang) Co Ltd.	China
ITT Water & Wastewater UK Ltd. (f/k/a ITT Flygt Ltd. (UK) (f/k/a Flygt Pumps UK))	United Kingdom
ITT Water Technology Delaware, Inc.	Delaware
ITT Water Technology International, Inc.	Delaware
ITT Water Technology Mexico S. de R.L. de C.V.	Mexico
ITT Water Technology Texas Holdings, LLC (f/k/a ITT Water Technology Texas Holdings, Inc.)	Delaware
ITT Water Technology, LLC (f/k/a ITT Water Technology, Inc.)	Delaware
ITT WWW Melz SAS	France
Jabsco GmbH	Germany
Jabsco Marine Italia s.r.l.	Italy
Jabsco S. de R.L. de C.V.	Mexico
Laing Futestechnika Kft.	Hungary
LLC Flygt and Lowara Water Technology	Russia
Lowara Nederlands BV	Netherlands
Lowara s.r.l.	Italy
Lowara UK Limited	United Kingdom
Lowara Vogel Polska SP ZOO	Poland
Mactec Control AB	Sweden
Xylem Water Solutions South Africa Holdings LLC	Delaware
NHK Jabsco Co, Ltd. (50%) (Japan)	Japan

Name	Jurisdiction

Nova Analytics Europe LLC	Delaware
Nova Analytics LLC (f/k/a Nova Analytics Corporation)	Delaware
O.I. Corporation (f/k/a Oyster Acquisition Corp., Bellingham & Stanley, Inc., Aanderaa Data Instruments, Inc. and WTW Measurement Systems, Inc.)	Oklahoma
PCI Membrane Systems, Inc.	Delaware
Pension Trustee Management Ltd.	United Kingdom
Portacel Inc.	Pennsylvania
Sarcoid S.A.	Portugal
Scibase, Inc.	Ohio
Secomam S.A.	France
Sensortechnik Meinsberg GmbH	Germany
SI analytics GmbH	Germany
SMS Bt	Hungary
TEC Electrical Componets Ltd.	United Kingdom
Texas Turbine LLC	Delaware
Totton Holdings Limited	United Kingdom
Totton Pumps Limited	United Kingdom
Water Asset Management, Inc.	Delaware
Water Co US, Inc.	Delaware
Water IP Holdings LLC	Delaware
Water Process Holdings Limited	United Kingdom
Water Technology Philippines Holding, Inc.	Delaware
Wedeco AVP PTY Ltd.	Australia
Wedeco GmbH	Switzerland
Wedeco Limited	United Kingdom
Wedeco s.r.l.	Italy
Weissenschaftich Technische Warskatte GmbH	Germany
YSI (Beijing) Co., Ltd.	China
YSI (China) Limited	China
YSI (Hong Kong) Ltd.	Hong Kong
YSI (UK) Limited	United Kingdom
YSI Australia Pty Ltd.	Australia
YSI Environmental Ltd.	United Kingdom
YSI Environmental South Asia Private Ltd.	India
YSI Hydrodata Limited	United Kingdom
YSI Incorporated	Ohio
YSI Instrumentos E Servicos Ambientais Ltda.	Brazil
YSI Instruments, Ltd.	Japan
YSI International, Inc.	Ohio
YSI Nanotech	Japan
YSI Sensors LLC	Ohio
YSI Trading (Shanghai) Company, Ltd.	China